Exhibit 99.1
Clearwire to Raise Over $1.5 Billion to Continue National
Expansion of 4G Mobile Internet Services
Sprint Nextel, Comcast, Time Warner Cable, Intel, Eagle River and Bright House Networks
Collectively Commit $1.564 Billion in Equity Financing
Priced at $7.33 per Share and Subject to Customary Closing Conditions, New Financing Largely
Expected to Close in Q4 2009
Clearwire Launches Senior Secured Notes Offering to Retire Existing Debt and Significantly
Expand Future Borrowing Capacity
KIRKLAND — November 10, 2009 — Clearwire Corporation, (NASDAQ: CLWR) announced today that it has executed a definitive agreement to raise $1.564 billion in new investment capital from Sprint Nextel Corporation, Comcast Corporation, Time Warner Cable Inc., Intel Corporation, Eagle River Holdings, LLC and Bright House Networks, LLC in exchange for newly issued shares priced at $7.33 per share.
“This additional level of strategic funding marks another important milestone in the progress of Clearwire, and will enable us to maintain our leadership and aggressive 4G WiMAX network build plans,” said Bill Morrow, CEO of Clearwire. “Today’s news is also further validation of the importance of our 4G network to our strategic investors. We all benefit from this robust, all-IP, high-bandwidth network that delivers an unmatched combination of Internet speed and mobility.”
Morrow continued, “While we are very pleased to have every one of our investors, we are particularly pleased and honored that Sprint Nextel, Comcast, Time Warner Cable, Intel, Eagle River and Bright House Networks have decided to provide this additional round of strategic financing. Together, we share a common vision of providing consumers and businesses with a new category of Internet service capable of meeting the growing demand for mobile data.”
Participants in the new round of equity financing include Sprint Nextel for $1.176 billion, Comcast for $196 million, Time Warner Cable for $103 million, Intel for $50 million, Eagle River for $20 million and Bright House Networks for $19 million. Closing of the equity financing is subject to certain closing conditions, including, with respect to a portion of the financing, the lapsing of the time period required under applicable law for the effectiveness of the stockholder written consent approving the transactions, which has been executed. Clearwire will receive approximately $1.057 billion in cash from the equity financing within five business days, $440 million in cash will be funded at a closing which is targeted to be completed by year end 2009, and the remaining $66 million will be funded at a closing which is targeted to be completed during first quarter 2010.
The investors in the financing round will receive newly issued Class B Units/Class B Shares, which will maintain pass through tax treatment for their investments. Newly issued Class B

Units/Class B Shares will have the same economic and voting rights as existing Class B Units/Class B Shares and equivalent voting rights as existing Class A Common Stock.
Clearwire also announced plans to launch an offering for a minimum of $1.45 billion in new Senior Secured Notes with net proceeds to be used to pay off the company’s existing $1.40 billion credit facility. The Senior Secured Notes will be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in accordance with Regulation S under the Securities Act.
Sprint Nextel and Comcast, which are debt investors under Clearwire’s existing facility, have agreed to receive replacement debt on the same terms as the new offering, effectively allowing Clearwire to raise an additional $240 million in capital assuming the new notes offering is fully subscribed. Although specific terms are still to be finalized, the new debt offering is intended to improve several of the Company’s existing credit terms by extending maturity and establishing a fixed interest rate. In addition, with an improved capital structure the Company expects to expand its future borrowing capacity.
This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities.
The Senior Secured Notes, Class B Shares and Class B Units have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.
Management Webcast
Clearwire will announce its third quarter 2009 financial results today. The financial release will be posted at www.newsroom.clearwire.com at approximately 4 p.m. Eastern Time. Clearwire’s senior leadership team will be holding a conference call and simultaneous webcast at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) today to discuss the company’s 2009 third quarter earnings results. The call is expected to last approximately 45 minutes. To access today’s conference call, please call 800.706.7741, or outside the United States please call 617.614.3471. The conference call passcode is 34019620. The simultaneous webcast can be accessed via the Internet at http://investors.clearwire.com. The conference call will be archived and available for replay until approximately midnight Eastern Time (9 p.m. Pacific Time), on November 24, 2009. To access the replay, please call 888-286-8010, or outside the United States dial 617-801-6888. The replay passcode is 99358947.
About Clearwire
Clearwire Communications, LLC, an operating subsidiary of Clearwire Corporation (NASDAQ: CLWR), offers a robust suite of advanced high-speed Internet services to consumers and businesses. As part of a multi-year network build-out plan, Clearwire’s 4G service, called CLEAR™, will be available in major metropolitan areas across the U.S., and bring together an unprecedented combination of speed and mobility. Clearwire’s open all-IP network, combined with significant spectrum holdings, provides unmatched network capacity to deliver next generation broadband access. Strategic investors in Clearwire include Intel Capital, Comcast, Sprint Nextel, Google, Time Warner Cable, and Bright House Networks. Clearwire currently provides 4G service, utilizing WiMAX technology, in 24 markets and provides pre-WiMAX communications services in 37 markets across the U.S. and Europe. The company also serves as the wholesale 4G network supplier for the next-generation wireless data products offered by several strategic investors, including Sprint, Comcast, Time Warner Cable and Bright House Networks. Headquartered in Kirkland, Wash., additional information about Clearwire is available at www.clearwire.com.

# # #
Contact Information:
Media/Industry Analyst Contact:
Susan Johnston
425.216.7913
Susan.johnston@clearwire.com
Investor Relations Contact:
Mary Ekman
425.216.7995
mary.ekman@clearwire.com
Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the securities laws. The statements in this release regarding the planned financing transactions, plans for the development and deployment of the first nationwide next-generation wireless broadband network based on mobile WiMAX technology; the timing, availability, capabilities and coverage of our network, including market launch plans; products and services to be offered on our network; planned marketing and branding efforts and other statements that are not historical facts are forward-looking statements. The words “will,” “would,” “may,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “believe,” “target,” “designed,” “plan” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are projections reflecting management’s judgment and assumptions based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors which include, but are not limited to, downturns in economic and market conditions, risks related to the completion of pending transactions, including the new equity financing by our strategic investors and planned Senior Secured Notes offering, increases in interest rates and operating costs, general volatility of the capital markets, our ability to access the capital markets, changes in the competitive environment in our industry and the markets where we invest, and other risk factors discussed in the sections entitled “Risk Factors” in Clearwire’s Annual Report on Form 10-K filed on March 26, 2009 and its Quarterly Report on Form 10-Q filed August 13, 2009. Clearwire believes the forward-looking statements in this release are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. Clearwire is not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release.